STEGMAN & COMPANY

Certified Public Accountants and

Management Consultants Since 1915

November 1, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by itLinkz Group, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of itLinkz Group, Inc. dated September 28, 2007.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Stegman & Company

Stegman & Company